UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2012

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 27, 2012, Recovery Energy, Inc. (the “Company”) issued a press release announcing, among other things, that it has closed on its previously announced agreement with a private company granting a four-year lease for the deep rights on approximately 6,300 net acres of undeveloped leasehold acreage in the Denver-Julesburg Basin. In the press release, the Company also announced that it is moving its headquarters as of January 3, 2013. The new corporate address will be 1900 Grant Street, Suite 720, Denver, CO 80203. The phone number remains unchanged: (303) 951-7920.

A copy of the Company’s press release is filed as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description
99.1	Recovery Energy, Inc. Press Release, dated December 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012	RECOVERY ENERGY, INC.

By: /s/ A. Bradley Gabbard
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Recovery Energy, Inc. Press Release, dated December 27, 2012.